Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following pro forma information has been derived from and should be read in conjunction with the Company’s and MISN’s audited consolidated financial statements as of and for the year ended December 31, 2013. This information is presented for illustrative purposes only. You should not rely on the pro forma combined or pro forma equivalent amounts as they are not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed as of the dates indicated, nor are they necessarily indicative of the future operating results or financial position of the combined company.  Due to the nature and timing of the pro forma financial statements, disclosures, and related adjustments presented in this filing, there is an inherent lack of comparability to the financial statements and disclosures presented in our Form S-4 filed with the Securities and Exchange Commission on November 20, 2013 and amended on January 8, 2014 and our Form 10-Q filed on May 2, 2014.  The pro forma information, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings, opportunities to earn additional revenue, the impact of restructuring and merger-related costs, or other factors that may result as a consequence of the merger and, accordingly, does not attempt to predict or suggest future results. The information below is based on and should be read together with the historical financial information that the Company has presented in its prior filings with the SEC, and the audited financial statements of MISN provided in Exhibit 99.1 of this Form 8-K/A.

Heritage Oaks Bancorp and Mission Community Bancorp Merger
Pro Forma Combined Condensed Consolidated Balance Sheet

As of December 31, 2013
(unaudited)

			Pro Forma Adjustments			Pro Forma
(dollar amounts in thousands)	Heritage Oaks	MISN	Dr	Cr		Combined
Assets
Cash and due from banks	$11,336	$31,794	—	5,149	[A]	$37,981
Interest bearing deposits in other banks	14,902	745				15,647
Securities available for sale, at fair value	276,795	77,767				354,562
Federal Home Loan Bank stock, at cost	4,739	2,174				6,913
Loans held for sale	2,386	2,022				4,408
Gross loans	827,484	290,473	—	3,488	[B]	1,114,469
Net deferred loan (fees) / costs	(1,281)	209	—	209	[C]	(1,281)
Allowance for loan losses	(17,859)	(4,383)	$4,383		[D]	(17,859)
Net loans	808,344	286,299				1,095,329
Property, premises and equipment	24,220	15,274	422		[E]	39,916
Deferred tax assets, net	21,624	—	11,972		[F]	33,596
Bank owned life insurance	15,826	8,231				24,057
Goodwill	11,237	—	14,940		[G]	26,177
Core deposit intangible	1,344	2,360	2,700	—	[H]	6,404
Other real estate owned	—	536		536	[I]	—
Other assets	10,898	6,898	—	3,591	[J]	14,205
Total assets	$1,203,651	$434,100				$1,659,195

Liabilities
Non-interest bearing deposits	291,856	142,415				434,271
Interest bearing deposits	682,039	239,020	—	78	[K]	921,137
Total deposits	973,895	381,435				1,355,408
Short term FHLB borrowing	29,000	—		—		29,000
Long term FHLB borrowing	59,500	6,000		71	[L]	65,571
Junior subordinated debentures	8,248	5,716	912		[M]	13,052
Other liabilities	6,581	2,224	—	967	[N]	9,772
Total liabilities	1,077,224	395,375				1,472,803

Shareholders’ equity
Preferred stock	3,604	—	—			3,604
Common stock	101,511	45,901	45,901	60,255	[O]	161,766
Additional paid in capital	6,020	8,886	9,176		[O]	5,730
Retained earnings / (accumulated deficit)	18,717	(14,551)	—	14,551	[O]	18,717
Accumulated other comprehensive loss	(3,425)	(1,511)	—	1,511	[O]	(3,425)
Total shareholders’ equity	126,427	38,725				186,392
Total liabilities and shareholders’ equity	$1,203,651	$434,100	$90,406	$90,406		$1,659,195

The accompanying notes are an integral part of these pro forma financial statements.

Heritage Oaks Bancorp and Mission Community Bancorp Merger
Pro Forma Combined Condensed Consolidated Statement of Income

For the Year Ended December 31, 2013
(unaudited)

			Pro Forma Adjustments			Pro Forma
(dollar amounts in thousands except share data)	Heritage Oaks	MISN	Dr	Cr		Combined
Interest Income
Loans	$39,610	$16,451	17	—	[AA]	$56,044
Investment securities	5,476	2,160				7,636
Other	307	60				367
Total interest income	45,393	18,671				64,047
Interest Expense
Interest on deposits	2,860	638	75	—	[BB]	3,573
Other borrowings	1,007	338	88	—	[CC]	1,433
Total interest expense	3,867	976				5,006
Net interest income before provision for loan losses	41,526	17,695				59,041
Provision for loan losses	—	310				310
Net interest income after provision for loan losses	41,526	17,385				58,731
Non-Interest Income
Fees and service charges	4,529	1,225				5,754
Mortgage gain on sale and origination fees	2,924	—				2,924
Gain (loss) on sale of investment securities	3,926	(1,913)				2,013
Net gains on disposition of other loans held for sale	—	1,113				1,113
Gain on sale of other real estate owned	—	570				570
Other Income	1,496	1,133	213	—	[DD]	2,416
Total non-interest income	12,875	2,128				14,790
Non-Interest Expense
Salaries and employee benefits	18,977	9,179				28,156
Equipment	1,676	820				2,496
Occupancy	3,215	1,665	—	141	[EE]	4,739
Sales and marketing	584	332				916
Information technology	2,582	1,763				4,345
Foreclosed asset costs and writedowns	180	—				180
Regulatory	1,007	567				1,574
Professional services	2,833	1,163				3,996
Provision for mortgage loan repurchases	570	—				570
Amortization of intangible assets	400	405	383	—	[FF]	1,188
Merger and integration	1,051	—				1,051
Other expense	3,488	1,893				5,381
Total non-interest expense	36,563	17,787				54,592
Income before income tax expense	17,838	1,726				18,929
Income tax expense	6,997	69	354	—	[GG]	7,420
Net income	10,841	1,657				11,509
Dividends and accretion on preferred stock	898	99	—	99	[HH]	898
Net income available to common shareholders	$9,943	$1,558	1,130	240		$10,611

Weighted Average Shares Outstanding
Basic	25,152,054	8,503,974	8,503,974	7,541,326	[II]	32,693,380
Diluted	26,542,689	8,517,298	8,517,298	7,541,326	[II]	34,084,015
Earnings Per Common Share
Basic	$0.40	$0.18				$0.32
Diluted	$0.37	$0.18				$0.31

The accompanying notes are an integral part of these pro forma financial statements.

Heritage Oaks Bancorp and Mission Community Bancorp Pending Merger
Notes to Combined Condensed Consolidated Financial Statements

Note 1—Basis of Presentation

The unaudited pro forma combined condensed consolidated financial information and explanatory notes show the impact on the historical balance sheet and statement of income of the Company resulting from the MISN merger under the acquisition method of accounting as required by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 805 (“ASC 805”) on business combinations.  Acquisition accounting requires that the assets purchased, the liabilities assumed and non-controlling interests all be reported in the acquirer’s financial statements at their fair value, with any excess of purchase consideration over the net assets being reported as goodwill at the close of business on the transaction date.  The unaudited pro forma combined condensed consolidated balance sheet combines the historical financial information of the Company and MISN as of December 31, 2013, and assumes that the merger was completed on that date.  The unaudited pro forma combined condensed consolidated statement of income for the year ended December 31, 2013 gives effect to the the Company and MISN merger as if the transaction had been completed on January 1, 2013.

Since the transaction is being recorded using the acquisition method of accounting, all loans are recorded at fair value, including adjustments for credit quality, and no allowance for credit losses is carried over to the Company’s balance sheet.  In addition, certain nonrecurring costs associated with the merger such as potential severance, professional fees, legal fees and conversion-related expenditures are expensed as incurred and not reflected in the unaudited pro forma combined condensed consolidated statement of income.

While the recording of the acquired loans at their fair value impacts the prospective determination of the provision for loan losses and the allowance for loan losses, for purposes of the unaudited pro forma consolidated statement of income for the year ended December 31, 2013, the Company assumed no adjustments to the historical amount of MISN’s provision for loan losses.

Note 2—Accounting Policies and Financial Statement Classifications

The accounting policies of MISN are in the process of being reviewed in detail by the Company. Upon completion of such review, conforming adjustments or financial statement reclassifications may be determined.

Note 3—Merger, Acquisition and Integration Costs

The plan to integrate the operations of MISN is underway. The specific details of the plan to integrate the operations of the Company and MISN have been established, and will include personnel eliminations for redundant positions and premises, systems and equipment consolidations.  The merger will also impact redundant services which will be consolidated into single vendors for several systems and processes of the Company. Certain decisions arising from these assessments have and will involve involuntary termination of employees, vacating leased and owned premises, changing information systems, canceling contracts with certain service providers, selling or otherwise disposing of certain premises, furniture and equipment. The Company also has and will continue to incur merger-related costs including professional fees, legal fees, system conversion costs and costs related to communications with customers and others. To the extent there are costs associated with these actions, the cost will be recorded based on the nature of the cost and the timing of these integration actions. Except for $42 thousand incurred in the fourth quarter of 2013, these types of costs, which are expected to total approximately $9.8 million, were not considered in the accompanying unaudited pro forma consolidated statements of income.

Expected costs of the restructuring and integration plan are as follows:

	Total Costs	Amount	Cumulative
	Expected To	Incurred	Incurred
(dollar amounts in thousands)	Be Incurred	1st Qtr 2014	To 03/31/2014

System integration	$1,020	$223	$223
Fixed asset consolidation	3,072	2,351	2,393
Contract cancellation costs	1,944	1,656	1,656
Employee termination and retention	3,755	2,641	2,641

Total Restructuring Costs	$9,791	$6,871	$6,913

Note 4—Estimated Annual Cost Savings or Revenue Opportunities

While the Company expects to realize cost savings from the MISN merger, the pro forma information, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings, opportunities to earn additional revenue, the impact of restructuring and merger-related costs, or other factors that may result as a consequence of the merger and, accordingly, does not attempt to predict or suggest future results. Further, there can be no assurance the cost savings will be achieved in the amount, manner or timing currently contemplated.

Note 5—Pro Forma Adjustments to Combined Condensed Consolidated Balance Sheet

The following pro forma adjustments have been reflected in the unaudited pro forma combined condensed consolidated balance sheet. All adjustments are based on current assumptions and valuations, which are subject to change. All numbers are in thousands except percentages and share data:

		Debit / (Credit)
[A] Adjustment for cash and cash equivalents
Payment of cash consideration to MISN shareholders and warrant holders.		$(8,707)
Transactions expected to occur prior to the merger. See notes [I], [J] & [O], below (OREO, MIMS-1,LP and stock issuance costs)		3,558
		$(5,149)

[B] Adjustment to Loans

Adjustment to reflect the fair value of loans on the acquistion date, based on credit risk, interest rate risk and other factors in the acquired loan portfolio. The Company performed a valuation analysis across loan types, applying traditional valuation methodologies to arrive at the fair value adjustment for the purpose of these pro formas.

Existing fair value adjustments on MISN’s balance sheet were eliminated.		$6,391
MISN’s fair value adjustments were replaced with the new fair value adjustments determined by the Company.		(9,879)
		$(3,488)

[C] Adjustment to MISN’s deferred loan fees and costs
Deferred loan fees and costs were eliminated from MISN’s balance sheet.		(209)

[D] Adjustment to allowance for loan losses
Since the acquired MISN loans are carried at fair value at the acquisition date, MISN's allowance for loan losses was eliminated.		$4,383

[E] Adjustment to premises and equipment, net
The Company had reviews and appraisals completed on MISN's premises and equipment, resulting in a positive fair value adjustment.		$422

[F] Adjustment to deferred tax assets, net
Adjustment to remove the valuation allowance recorded against MISN’s net deferred tax asset.		$8,896
Adjustment to reflect the net deferred tax assets created in the merger.		3,076
		$11,972
[G] Calculation of Pro Forma Goodwill related to the MISN merger

Represents the excess of the consideration paid to MISN shareholders, warrant and option holders, over the fair value of the assets acquired, net of liabilities assumed. That excess was recorded as goodwill and can be summarized as follows:

Company shares to be issued to MISN shareholders.	7,541,326
Value of stock consideration paid to MISN shareholders, based on the closing price of the Company’s stock of $7.99 on February 28, 2014.		$60,255
Cash consideration to be paid MISN shareholders, warrant and option holders.		8,707
Total pro forma consideration paid.		$68,962

MISN shareholders’ equity as of December 31, 2013		$38,725
Adjustments to eliminate existing purchase accounting adjustments from MISN’s balance sheet:
Loan fair value discounts	$6,391
Deferred loan fees & costs	(209)
Core deposit intangible asset	(2,360)
Junior subordinated debentures	(2,532)
Total adjustments to eliminate existing purchase accounting adjustments from MISN’s balance sheet		1,290
Adjusted carrying value of MISN’s net assets attributable to common shareholders as of December 31, 2013		$40,015
Fair value adjustments:
Net loans	$(5,496)
Property, premises and equipment, net	422
Core deposit intangible	5,060
Other assets	(279)
Time deposits	(78)
Borrowings	(71)
Junior subordinated debentures	3,444
Other liabilities for unfavorable lease obligation and unfunded loan commitments	(967)
Deferred tax adjustments	11,972
Total fair value adjustments		14,007
Fair value of net assets acquired		54,022
Excess of consideration paid over fair value of net assets acquired (goodwill)		$14,940

Note 5—Pro Forma Adjustments to Combined Condensed Consolidated Balance Sheet — continued

[H] Adjustment to core deposit intangible

Represents the fair value of acquired identifiable intangible assets related to MISN’s core deposits. Core deposits were identified as demand, savings, and money market accounts. A core deposit valuation was performed based on industry standard runoff methodology. The total core deposit intangible was calculated as $5.060 million, and will be amortized over 7 years using a straight line method. The estimated 7 year life was validated through review of the core deposit intangible lives utilized by our industry peers.

For the pro forma, MISN’s core deposit intangible asset as of December 31, 2013, was eliminated.	$(2,360)
MISN’s values were replaced with the new core deposit intangible asset.	5,060
$2,700
[I] Adjustment to other real estate owned
Other real estate owned (OREO) on MISN’s balance sheet as of December 31, 2013, was sold prior to the merger closing date.	$(536)

[J] Adjustments for Other Assets
MISN was required under the terms of the Merger Agreement to liquidate an investment carried at the equity method (MIMS-1, LP) prior to the closing of the merger. Therefore the investment was eliminated from the pro forma balance sheet.	$(3,312)
To record the fair value of other MISN assets acquired.	(279)
$(3,591)

[K] Adjustment to time deposits
Reflects the fair value of acquired time deposits of MISN. This adjustment will be accreted into income over the weighted average lives of the time deposits.	$(78)

[L] Adjustment to borrowings
Reflects the fair value of borrowings of MISN assumed in the merger. This adjustment will be accreted into income over the weighted average lives of the borrowings.	$(71)

[M] Adjustment to subordinated debentures
To reflect the fair value of acquired Trust Preferred securities MISN. This adjustment will be amortized into interest expense over the weighted average lives of the debentures.
For the pro forma, MISN’s remaining fair value sdjustment as of December 31, 2013, was eliminated.	$(2,532)
MISN’s value was replaced with the new fair value adjustment for the Trust Preferred.	3,444
$912

[N] Adjustment to other liabilities
To record the fair value of an unfavorable lease obligation of MISN.	$(1,217)
To record the fair value of other MISN liabilties assumed in the merger.	250
$(967)

[O] Adjustment to equity
To eliminate the components of MISN’s shareholders’ equity
Common stock	$45,901
Additional paid in capital	8,886
Retained earnings / (accumulated deficit)	(14,551)
Accumulated other comprehensive loss	(1,511)
$38,725
To reflect the issuance of the Company’s common stock to MISN shareholders, based on the $7.99 closing price of the Company’s common stock on February 28, 2014.	(60,255)
To record the cost of issuing common stock in “additional paid in capital”.	290
$(21,240)

Note 6—Pro Forma Adjustments to Combined Condensed Consolidated Statement of Income for the Year Ended December 31, 2013

Debit / (Credit)
[AA] Adjustment to Loans interest income

To reflect accretion of the loan discount resulting from the loan fair value adjustment, based on a weighted average remaining life of 38 months using the sum of the months digits method; and to eliminate the MISN discount accretion for the year.

$3,186 (3,298)

To eliminate MISN’s net deferred loan fees and costs, which would have been replaced with new fair value discount accretion.	129
Total Adjustment	$17

[BB] Adjustment to deposit interest expense
To eliminate MISN’s amortization of time deposit premiums, which is replaced with new amortization from the deposit fair value analysis.	$133
(58)
Total Adjustment	$75

[CC] Adjustment to borrowings interest expense

To reflect amortization of the premium on FHLB borrowings, based on a weighted average life of five years, assuming the FHLB borrowings were outstanding for the full year.	$(16)

To eliminate MISN’s amortization of trust preferred securities premium and replace with new amortization from the fair value analysis.	$(113)
217
Total junior subordinated debentures adjustment	$104
Net adjustment for other borrowings	$88

[DD] Adjustment for investment carried at equity
MISN was required under the terms of the Merger Agreement to liquidate an investment carried at the equity method prior to the closing of the merger. Therefore income from the investment was removed in the pro forma income statement.	$213

[EE] Adjustments to occupancy expense
Adjustment to rent expense to reflect 12 months of amortization of an 11-year unfavorable lease obligation.	$(155)

Adjustment to depreciation expense due on property, premises and equipment
Increased depreciation expense due to reviews and appraisals completed on MISN’s premises and equipment. The value of buildings was increased by $422 thousand. This adjustment reflects one year of additional depreciation, based on a 30-year depreciable life.	$14
Net Adjustment for Occupancy	$(141)

[FF] Adjustment to amortization of intangibles
Elimination of intangible asset amortization from MISN’s income statement.	$(405)
Replacement of intangible asset amortization with new core deposit intangible asset amortization as determined by the Company.	788
Total Adjustment	$383

[GG] Adjustment to income tax provision
To adjust the proforma combined income tax expense to the Company’s 2013 actual effective tax rate of 39.2%.	$354

[HH] Reflects the elimination of MISN’s preferred stock dividend.	$(99)

[II] Adjustment to weighted average number of common shares and diluted common shares
Shares issued by the Company to MISN shareholders	7,541,326
Elimination of MISN’s weighted average common shares	(8,503,974)
Net adjustment to weighted average common shares	(962,648)

Shares issued by the Company to MISN shareholders	7,541,326
Elimination of MISN’s weighted average diluted common shares	(8,517,298)
Adjustment to weighted average diluted common shares	(975,972)